UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

July 15, 2004
Date of Report (Date of earliest event reported)

HARRAH’S ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Harrah’s Court Las Vegas, Nevada		89119
(Address of principal executive offices)		(Zip Code)

(702) 407-6000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item  5.                                Other Events

On July 14, 2004, the Registrant entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Harrah’s Operating Company, Inc., a wholly-owned subsidiary of the Registrant (“Merger Sub”), and Caesars Entertainment, Inc., a Delaware corporation (“Caesars”), providing for the merger of Caesars with and into Merger Sub, with Merger Sub as the surviving corporation.  Following the approval and adoption of the Merger Agreement by the stockholders of Caesars and the Registrant and upon the receipt of all necessary gaming and other approvals, and the satisfaction or waiver of all other conditions precedent, each outstanding share of common stock of Caesars will be exchanged for either $17.75 in cash or 0.3247 shares of the Registrant’s common stock, at the election of each Caesars stockholder, subject to certain limitations.

For additional information concerning the foregoing, a copy of a joint press release dated July 15, 2004 announcing the merger is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.           Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits

2.1                       Agreement and Plan of Merger, dated as of July 14, 2004, by and among Harrah’s Entertainment, Inc., Harrah’s Operating Company, Inc. and Caesars Entertainment, Inc.

99.1                 Joint Press Release dated July 15, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRAH’S ENTERTAINMENT, INC.

Date: July 15, 2004	By:	/s/ William L. Buffalo
		Name:	William L. Buffalo
		Title:	Vice President and Deputy General Counsel

EXHIBIT INDEX

Exhibit Number	Document Description

2.1	Agreement and Plan of Merger, dated as of July 14, 2004, by and among Harrah’s Entertainment, Inc., Harrah’s Operating Company, Inc. and Caesars Entertainment, Inc.

99.1	Joint Press Release dated July 15, 2004.